                              CONFIRMING STATEMENT

        This Statement confirms that Path4 Innovations, LP, Path4, LLC, Steven
I. Whitlock, James B. Rogan and Gerald L. Devries, Jr. (collectively, the
"Filers") have authorized and designated each of Scott Way and Denise Cruz to execute and file on the Filers' behalf all Forms 3, 4, and 5 (including any amendments thereto) that the Filers may be required to file with the U.S.
Securities and Exchange Commission as a result of the Filers' ownership of or transactions in securities of LDR Holding Corporation. The authority of Scott
Way and Denise Cruz under this Statement shall continue until the Filers are no longer required to file Forms 3, 4, and 5 with regard to the Filers' ownership of or transactions in securities of LDR Holding Corporation, unless earlier revoked in writing. The Filers acknowledge that neither Scott Way nor Denise
Cruz is assuming any of the Filers' responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

Date:  September 25, 2013               Path4 Innovations, LP
                                        By: Path4, LLC
                                            its General Partner

                                        By: /s/ Steven I. Whitlock
                                            ------------------------------------
                                        Name:  Steven I. Whitlock
                                        Title: General Partner

                                        Path4, LLC

                                        By: /s/ Steven I. Whitlock
                                            ------------------------------------
                                        Name:  Steven I. Whitlock
                                        Title: General Partner

                                        /s/ Steven I. Whitlock
                                        ----------------------------------------
                                        Steven I. Whitlock

                                        /s/ James B. Rogan
                                        ----------------------------------------
                                        James B. Rogan

                                        /s/ Gerald L. Devries, Jr.
                                        ----------------------------------------
                                        Gerald L. Devries, Jr.